Exhibit 99.1

Investors and Media:

Lisa Ciota: 630-824-1907

SUNCOKE NAMES FAY WEST NEW CHIEF FINANCIAL OFFICER

Lisle, IL (October 21, 2014) – SunCoke Energy, Inc. (NYSE: SXC) and SunCoke Energy Partners, L.P. (NYSE: SXCP) announced today that Fay West has been promoted to Senior Vice President and Chief Financial Officer of both companies, reporting directly to Fritz Henderson, SunCoke’s Chairman and Chief Executive Officer. Fay was previously Vice President and Controller. This appointment is effective October 27, 2014.

“Fay’s appointment as our new CFO demonstrates my confidence in her and in the bench strength at SunCoke,” said Henderson. “Fay has been a leader in SunCoke’s finance organization through our separation from Sunoco, the formation of SXCP and in building a team defined by excellence.”

“Today’s changes do not alter our strategic vision for the company,” said Henderson. “We will continue to focus on our priorities to sustain a high level of operations excellence, pursue our plans to drop down our domestic coke assets to SXCP, exit the coal mining business and allocate capital to optimize shareholder value.”

Mark E. Newman, Senior Vice President and Chief Financial Officer, has accepted the position of Senior Vice President and Chief Financial Officer of DuPont’s new Performance Chemicals Company.

Henderson thanked Mark Newman, saying “Mark has been a strategic thought leader and partner for me and the executive management team since joining SunCoke in March 2011. I want to thank Mark for his contributions and wish him the best in his future endeavors.”

ABOUT SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of coke in the Americas, with 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat-recovery cokemaking process produces high-quality coke for use in steelmaking, typically captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our U.S. cokemaking facilities are located in Virginia, Indiana, Ohio and Illinois. Outside the U.S., we have cokemaking operations in Vitoria, Brazil and Odisha, India. Our coal mining operations, which have more than 110 million tons of proven and probable reserves, are located in Virginia and West Virginia. In addition, through our 56 percent ownership of SXCP, we have an interest in SXCP’s coal logistics business, which has the collective capacity to blend and transload more than 30 million tons of coal annually. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly-traded master limited partnership that manufactures coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries. Our advanced, heat recovery cokemaking process produces consistently high-quality coke, captures waste heat to generate steam or electricity, and reduces environmental impacts. Our coal handling terminals have the collective capacity to blend and transload more than 30 million tons of coal annually and are strategically located to enable material delivery to U.S. ports in the Gulf Coast, East Coast and Great Lakes. Our General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), the largest independent producer of coke in the Americas, with 50 years of cokemaking experience and an international reputation for leadership, innovation and environmental stewardship in our industry.

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FAY WEST

Senior Vice President & Chief Financial Officer

SunCoke Energy, Inc.

SunCoke Energy Partners, L.P.

Ms. West currently is the Company’s Vice President and Controller, a position she has held since February 2011. In July 2012, she was appointed Vice President and Controller of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P., the Company’s publicly traded master limited partnership subsidiary. Previously, Ms. West was Assistant Controller at United Continental Holdings, Inc. from April 2010 to January 2011. She was Vice President, Accounting and Financial Reporting for PepsiAmericas, Inc. from December 2006 through March 2010 and Director of Financial Reporting from December 2005 to December 2006. Ms. West was Vice President and Controller of GATX Rail Company from 2001 to 2005 and Assistant Controller of GATX Corporation from 2000 to 2001. Ms. West, a certified public accountant, began her career with Arthur Andersen & Co., where she spent six years. She holds a B.S. in Accounting from DePaul University.